Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet to Acquire Inmarsat’s Energy Broadband Business and

Become a Global Xpress Distribution Partner

•	Acquisition will provide RigNet with new technologies, customers and geographies

•	RigNet will become a key distributor to the energy market of Inmarsat’s Global Xpress, a new-generation, high-throughput satellite communications network

HOUSTON, TEXAS – August 1, 2013 – RigNet, Inc. (NASDAQ: RNET), a leading global provider of managed remote communications solutions to the oil and gas industry, today announced a strategic deal with Inmarsat plc (LSE: ISAT.L), the leading provider of global mobile satellite services (MSS), involving the sale of Inmarsat’s Energy Broadband business to RigNet and the appointment of RigNet to become a key distribution partner to deliver Inmarsat’s Global Xpress (“GX”) and L-band services to the energy sector worldwide.

RigNet has reached a definitive agreement to acquire Inmarsat’s Energy Broadband business for $25.0 million in cash, adding to RigNet’s technology solutions, customer base and geographic footprint. The business being acquired represents one of the largest pure play providers of remote communications to the oil and gas industry, making it a natural and strategic fit with RigNet’s complementary business. Under the terms of the deal, Inmarsat will carve out and sell to RigNet all of its energy broadband assets, which include: microwave and WiMAX networks in the U.S. Gulf of Mexico serving drillers, producers and energy vessel owners; VSAT interests in Russia, the United Kingdom, U.S. and Canada; an M2M SCADA VSAT network in the continental U.S. serving the pipeline industry; a telecommunications systems integration business operating worldwide; and a global L-band MSS retail energy business. The energy carve-out includes assets, employees, contracts and working capital.

In addition, RigNet has agreed, simultaneous with the closing of the acquisition, to become a key distributor of Inmarsat’s GX satellite communications network services, which will enable RigNet to offer the next-generation satellite services to existing and new customers in the global energy sector. RigNet has agreed, under certain conditions, to a significant purchase of capacity from the high-throughput GX network during the four years after it becomes operational. RigNet expects to utilize GX and L-band services across its own business as well as that of the acquired Energy Broadband business.

Mark Slaughter, RigNet’s chief executive officer and president, said, “We are delighted to enter into this strategic partnership with Inmarsat. As the two companies came together for discussions over a number of months – with RigNet evaluating high-throughput satellite providers and Inmarsat seeking a strong distribution channel into the energy market for its GX offering – it quickly became clear that this deal represented the best path forward for both companies.

“With the purchase of Inmarsat’s energy broadband business and the addition of GX and L-band to our transport options, we will broaden and deepen our capabilities to serve the oil and gas industry across the life of the field from drilling through production,” Slaughter added. “This deal will enhance our services portfolio with world-class additions. The highly-skilled staff that comes with the business will expand our team at an opportune time in the energy cycle. Altogether, RigNet’s extensive product and services portfolio tailored for the oil and gas industry, coupled with the unprecedented connectivity capabilities of Inmarsat’s GX network, sets the stage for a step change in managed remote communications services to the oil and gas industry.”

Rupert Pearce, Inmarsat’s chief executive officer, added, “We are excited about this partnership as it enhances the strategic positioning of both companies as we seek to address the communication needs of the global energy sector together. RigNet is the perfect partner for Inmarsat, supporting a large customer base of oil & gas VSAT customers, whom we expect to be at the forefront of the transition to GX services. We also welcome the opportunity to work with RigNet’s management team with its extensive knowledge of VSAT operations and customers. This partnership prepares the way for a fast and successful take up of GX services in the global energy sector.’’

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

The business being acquired had revenues of $81.0 million in 2012. The company expects the acquired business to achieve, on a run-rate basis within the first year of closing, an EBITDA contribution margin of 8-10%. As RigNet integrates the operations, it anticipates that it will incur $5-6 million of integration expenses through 2014. Based upon past history, annual capital expenditures for success-based opportunities and maintenance has averaged $5-6 million. RigNet expects that it will make additional capital investments of $5 million in 2014 to continue the network upgrade projects in the acquired business that are currently underway. RigNet expects to finance the transaction with a new credit facility and existing cash.

“A major goal will be to raise over time the acquired business’ growth rates and margins to levels closer to those we see in RigNet’s existing operations today,” said Slaughter.

Both companies have approved the transaction, which is expected to close during or before the first quarter of 2014 after customary conditions have been met and regulatory approvals obtained. Deutsche Bank acted as RigNet’s exclusive financial advisor and Norton Rose Fulbright acted as RigNet’s lead legal advisor on the transaction.

A conference call for investors will be held on Friday, August 2, 2013, at 11:00 a.m. Eastern Daylight Time (10:00 a.m. CDT) to discuss RigNet’s strategic alliance with Inmarsat. Hosting the call will be Slaughter and Marty Jimmerson, RigNet’s chief financial officer. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.Rig.Net in the Investors — Webcasts and Presentations section. A replay of the conference call will also be available for approximately thirty days following the call.

About Inmarsat

Inmarsat plc is the leading provider of global mobile satellite communications services. Since 1979, Inmarsat has been providing reliable voice and high-speed data communications to governments, enterprises and other organizations, with a range of services that can be used on land, at sea or in the air. Inmarsat employs around 1,500 staff in more than 40 locations around the world, with a presence in the major ports and centres of commerce on every continent. For the year ended 31st December 2011, Inmarsat plc had total revenue of US$1,409m and an EBITDA of US$854m. For the six months ended 30 June 2012, Inmarsat plc had total revenue of US$684m and an EBITDA of US$381m. Inmarsat is listed on the London Stock Exchange (LSE:ISAT.L).

For more information, please visit www.inmarsat.com

About RigNet

RigNet Inc. (NASDAQ:RNET) is a leading global provider of managed remote communications, systems integration and collaborative applications dedicated to the oil and gas industry, focusing on serving offshore and onshore drilling rigs, energy production facilities and energy maritime. RigNet provides solutions ranging from fully-managed voice and data networks to more advanced applications that include video conferencing and real-time data services to over 1,100 remote sites in over 30 countries on six continents, effectively spanning the drilling and production industry. RigNet is based in Houston, Texas. For more information, please visit www.Rig.Net. RigNet is a registered trademark of RigNet, Inc.

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 — that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. The information regarding the past financial performance of the Inmarsat Energy Broadband business and RigNet’s expectations regarding the future performance of that business is based upon unaudited pro forma financial information provided by Inmarsat regarding its Energy Broadband business. This business has not been operated as a separate stand-alone subsidiary of Inmarsat and does not have its own financials. Such financial information does not necessarily reflect what the business’ financial results would have been on a stand-alone basis or what those results may be in the future as part of RigNet. RigNet’s expectations regarding the future performance of this business is subject to all of the usual risks associated with an acquisition of this type, including RigNet’s ability to successfully integrate this new business into its own, the risk that the GX technology is not adopted by the market, as well as the risks associated with this business and the industry in general. In addition, if there are lengthy delays in obtaining regulatory approvals for any reason, our expectations regarding the future results of the business may be negatively impacted. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor contact for RigNet
Marty Jimmerson	Tel: +1 (281) 674-0699
Chief Financial Officer, RigNet	investor.relations@rig.net

Media contact for RigNet
Sydney Isaacs	Tel: +1 (832) 459-8720
Abernathy MacGregor	sri@abmac.com

###

1880 SOUTH DAIRY ASHFORD, SUITE 300 HOUSTON, TEXAS 77077 PHONE 281.674.0100 FAX 281.674.0101 http://www.rig.net